UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2009

SCHMITT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	000-23996	93-1151989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2765 N.W. Nicolai Street Portland, Oregon	97210-1818
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 227-7908

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

Effective October 22, 2009, the Audit Committee of the Board of Directors of Schmitt Industries, Inc. (the “Company”) approved the engagement of Moss Adams LLP (“Moss Adams”) as the Company’s independent auditors for the fiscal year ending May 31, 2010, to replace Grant Thornton LLP (“Grant Thornton”), who were dismissed as the Company’s auditors as of the same date.

Grant Thornton’s audit reports on the Company’s financial statements as of and for the two most recent fiscal years, which ended May 31, 2008 and 2009, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim periods through August 31, 2009:

(i) there was no disagreement between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in their report on the financial statements;

(ii) none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred; and

(iii) the Company did not consult with Moss Adams regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Company provided Grant Thornton with a copy of the foregoing statement. A letter from Grant Thornton, dated October 23, 2009, stating its agreement with such statement is attached as Exhibit 16.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

16.1 Letter from Grant Thornton LLP regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHMITT INDUSTRIES, INC.

October 26, 2009	By:	/s/ JEFFREY T SIEGAL
	Name:	Jeffrey T Siegal
	Title:	Chief Financial Officer and Treasurer